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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements listed below of West Corporation of our report dated June 18, 2003, with respect to the consolidated financial statements of ITC Holding Company, Inc. as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002 included in this Current Report (Form 8-K):

1. Registration Statement Number 333-24473 on Form S-8
2. Registration Statement Number 333-29353 on Form S-8
3. Registration Statement Number 333-106715 on Form S-8



                              /s/ Ernst & Young LLP

Atlanta, Georgia
July 18, 2003

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